UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2010

 Orleans Homebuilders, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Street Road, Suite 101, Bensalem, PA	19020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2010, Orleans Homebuilders, Inc. (the “Company”) executed a third limited waiver letter (the “Waiver Letter”) in connection with the Company’s Second Amended and Restated Revolving Credit Loan Agreement by and among the Company, its wholly owned subsidiary, Greenwood Financial, Inc. (“Greenwood”), certain affiliates of Greenwood Financial, Inc. (collectively with the Company and Greenwood, the “Obligors”), the Agent, and various other lenders dated as of September 30, 2008 (as amended to date, the “Credit Facility”).  Subject to certain conditions, the Waiver Letter temporarily waives compliance with certain terms set forth in the Credit Facility.  Lenders holding approximately 68% of the commitments under the Credit Facility approved the Waiver Letter.   The summary of the material terms of the Waiver Letter set forth below is qualified in its entirety by reference to the text of the Waiver Letter, a copy of which is attached hereto as Exhibit 10.1.

As required under the Credit Facility, on January 15, 2010, the Company delivered to Agent the Company’s borrowing base certificate, reflecting the borrowing base under the Credit Facility as of December 31, 2009.  The borrowing base certificate indicated that the unpaid principal balance of the loans outstanding under the Credit Facility exceeded the available borrowing base.  Pursuant to the terms of the Credit Facility, the borrowers under the Credit Facility have five business days (that is, through January 25, 2010) to make a principal payment on account of the outstanding loans in an amount sufficient to reduce the outstanding principal balance of the outstanding loans to the available borrowing base.  Failure to make the payment as required would constitute an event of default under the Credit Facility (the “Overadvance Event of Default”).

Pursuant to the terms of the Waiver Letter, the Agent and lenders agreed to temporarily waive the Overadvance Event of Default.  Subject to earlier termination as a result of certain events, the limited waiver is effective through February 12, 2010.

The waiver period under the Waiver Letter will, however, end immediately if:

•
The Company holds and/or owns cash and cash equivalents determined on a consolidated basis in the amount in excess of $10 million (a $2 million reduction from the previously permitted $12 million) with respect to unrestricted cash and cash equivalents, provided that the Company may hold and/or own cash and cash equivalents in excess of $10 million for no longer than two consecutive business days so long as the excess is used to repay loans or otherwise reduce such cash amounts in accordance with the Credit Facility;

•
The Obligors: (a) fail to file an amendment to any federal tax return claiming an additional tax refund (currently anticipated to be approximately $4 million in addition to the previously claimed refund of approximately $18 million) with respect to the current net operating loss carryback law within five business days after the earlier of (i) any Obligor receiving the tax refund resulting from the amendment to Obligors’ federal tax return filed on December 18, 2009, or (ii) the Agent receiving the tax refund resulting from the amendment to the Obligors’ federal tax return filed on December 18, 2009 and Greenwood receiving written notice thereof from Agent; (b) fail to concurrently file any forms required by the Agent so the proceeds from the refund will be delivered directly to the Agent (in connection with its security interest in such federal tax refund); and (c) fail to obtain prior written approval of the Agent of such filing and forms; and

•	The occurrence of any event of default under the Credit Facility or the other loan documents, except the Overadvance Event of Default.

Upon the termination of the waiver period, the Overadvance Event of Default described above will immediately constitute an event of default under the Credit Facility with no further notice and the Agent and the lenders will be able to exercise all of their rights and remedies under the Credit Facility and under applicable law.

During the waiver period, the borrowing base and the borrowing base availability calculations will be determined on the basis of the borrowing base certificate delivered on December 15, 2009 reflecting the borrowing base as of November 30, 2009 and will be made using the modifications to the definition of “Borrowing Base Availability” and to Article III of the Credit Facility (Notice of Borrowing; Borrowing Base and Borrowing Base Availability) in the Third Amendment to the Credit Facility, notwithstanding that such modifications, by their terms, are otherwise no longer effective (resulting in an increase in borrowing base availability of approximately $10.7 million as compared to the borrowing base availability determined on the basis of the borrowing base certificate delivered on January 15, 2010, reflecting the borrowing base as of December 31, 2009).  However, during the waiver period, the borrowing base availability will be reduced dollar-for-dollar by the aggregate liability relating to any letter of credit or tri-party agreement issued pursuant to the Credit Facility for which a draw request has been made (but not yet paid), in addition to amounts actually drawn under any such letter of credit or tri-party agreement.  Absent the modification relating to letter of credit and tri-party agreement draws, borrowing base availability would not be reduced until the draw was actually paid.

The Waiver Letter also provides that the facility amount and revolving sublimit under the Credit Facility is permanently reduced to $350,000,000, with a corresponding pro rata reduction of each lender’s commitment under the Credit Facility.  In addition, on or after January 25, 2010, (i) any tax refund received by the Obligors or the Agent will be applied to the loans under the Credit Facility, with a corresponding permanent reduction in the facility amount and the revolving sublimit and a corresponding pro rata reduction of each lender’s commitment under the Credit Facility, and (ii) the borrowing base availability will be reduced dollar for dollar by the amount of any tax refund received by the Obligors or the Agent that is applied as described above to repay the loans.

During the waiver period, borrowers are not permitted to make any borrowings under any swing line loan and no new letters of credit or tri-party agreements will be issued.  In addition, no consent of the borrowers will be required for any assignment of a loan made pursuant to Section 13.9.2 of the Credit Facility (Assignments by Lenders), although the Agent shall provide prompt notice of such assignment to the Company.

In addition to the foregoing, in connection with the Waiver Letter, the Company also granted to Agent, for the benefit of the lenders, a security interest in certain Pinelands Development Certificates representing 14 rights and each of the life insurance policies owned by the Company that were originally purchased by the Company in connection with the Company’s Supplemental Employee Retirement Plan.

As previously announced by the Company on December 8, 2009, the Company agreed to a non-binding term sheet relating to a maturity extension and structural modification of the Credit Facility, and currently believes that it and its lenders may enter into an amended and restated credit facility (the “Amended and Restated Credit Facility”) on or before February 12, 2010, or thereabouts, although the Company can offer no assurance that it will be able to do so.  The Company believes that the Amended and Restated Credit Facility, if completed in accordance with the non-binding term sheet, should provide the Company with adequate liquidity to continue its operations in the near term, including potentially for up to six to 12 months.

Any Amended and Restated Credit Facility, or any other modification of or accommodation under the Credit Facility beyond February 12, 2010, will be subject to an affirmative vote by each of the approximately 17 lenders party to the Credit Facility and the Company can offer no assurances that each of the lenders will approve the Amended and Restated Credit Facility or any modification or accommodation, or as to specific terms of any documentation that may be approved.

The Company anticipates that without the effectiveness of the Amended and Restated Credit Facility, or some other modification of or accommodation under the Credit Facility, before approximately February 12, 2009: (i) the Credit Facility will otherwise effectively mature on approximately February 12, 2010 as a result of the expiration of the extension period under the Waiver Letter and the Second Amendment Extension Letter (subject to earlier termination); and (ii) the Company will likely not have sufficient liquidity to continue its normal operations at or before that time.

For additional discussion of the Company’s liquidity, please refer to the Liquidity and Capital Resources section of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the Securities and Exchange Commission on May 15, 2009, as well as the Current Reports on Form 8-K and press releases filed with the Securities and Exchange Commission on August 14, 2009, October 6, 2009, November 5, 2009, December 9, 2009, December 23, 2009 and today, the Company’s Form 12b-25 related to Form 10-K filed with the Securities and Exchange Commission on September 29, 2009, and the Company’s Form 12b-25 related to Form 10-Q filed with the Securities and Exchange Commission on November 17, 2009.

On January 29, 2010, the Company issued a press release announcing the Waiver Letter, a copy of which is furnished herewith as Exhibit 99.1.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

Certain information included herein and in other Company statements, reports and SEC filings is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated or expected financing arrangements, including the terms of and timing of entry into the anticipated Amended and Restated Credit Facility; payments on its 8.52% Trust Preferred Securities and the Junior Subordinated Notes; potential strategic transactions, including refinancing, recapitalization and sale transactions involving the Company; anticipated and potential asset sales; anticipated liquidity; anticipated increase in net new orders, conditions in or recovery of the housing market, and economic conditions; the Company’s long-term opportunities; the timing of future filings by the Company of its Annual and Quarterly Reports and the continued listing of the Company’s common stock on the NYSE Amex Exchange; continuing overall economic conditions and conditions in the housing and mortgage markets and industry outlook; anticipated or expected operating results, revenues, sales, net new orders, backlog, pace of sales, spec unit levels, and traffic; future or expected liquidity, financial resources, debt or equity financings, amendments to or extensions of our existing revolving Credit Facility; strategic transactions and alternatives; the anticipated impact of bank reappraisals; future impairment charges; future tax valuation allowance and its value; anticipated or possible federal and state stimulus plans or other possible future government support for the housing and financial services industries; anticipated cash flow from operations; reductions in land expenditures; the Company’s ability to meet its internal financial objectives or projections, and debt covenants; the Company’s future liquidity, capital structure and finances; and the Company’s response to market conditions.  Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings.  These risks and uncertainties include our ability to amend and extend the Credit Facility; our ability to remain in compliance with the terms of the Credit Facility, if the Amended and Restated Credit Facility is entered into; local, regional and national economic conditions; the effects of governmental regulation; the competitive environment in which the Company operates; fluctuations in interest rates; changes in home prices; the availability of capital; our ability to engage in a financing or strategic transaction; the availability and cost of labor and materials; our dependence on certain key employees; and weather conditions.  In addition, there can be no assurance that the Company will be able to obtain any amendment to or extension of its existing revolving Credit Facility or other alternative financing or adjust successfully to current market conditions.  Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in Item 1A of the Company’s Annual Report on Form 10-K/A for the fiscal year ended June 30, 2008 filed with the SEC and subsequently filed Quarterly Reports on Form 10-Q.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Item 1.01 is incorporated herein by reference.

But for the Waiver Letter, the occurrence of the Overadvance Event of Default described above would have allowed the lenders to exercise all of their remedies under the Credit Facility, including accelerating payment of the entire amount outstanding under the Credit Facility.  As of January 29, 2010, there is approximately $314.3 million outstanding under the Credit Facility.  Without the Waiver Letter, the earliest date on which the Overadvance Event of Default under the Credit Facility described above would have occurred is January 26, 2010.

OHI Financing, Inc., a wholly-owned subsidiary of the Company, did not make the scheduled $639,000 quarterly interest payment due on December 30, 2009 under the 8.52% junior subordinated note underlying the $30 million issue of trust preferred securities during the applicable grace period.  As a result, an event of default occurred on January 30, 2010 under the junior subordinated note indenture dated as of September 30, 2005 entitling the trustee and/or the holders of the trust preferred securities to exercise all of their remedies under such junior subordinated note indenture, including accelerating payment of the outstanding principal and accrued, but unpaid interest.  Currently, there is $30 million of principal outstanding under the 8.52% junior subordinated note, plus accrued interest of approximately $1.5 million.  The junior subordinated note is guaranteed on a subordinated basis by the Company.

In addition, the Company failed to make the $235,000 payment due on January 30, 2010 under the junior subordinated notes issued on August 3, 2009.  While the Company is entitled to a 30-day grace period under the notes, if it fails to make the payment during that time, an event of default will occur entitling the holders of the junior subordinated notes to exercise all of their remedies under the applicable junior subordinated note indenture, including accelerating payment of the outstanding principal and accrued, but unpaid interest.  Currently, there is $93.75 million of principal outstanding under the junior subordinated notes (increased from $75 million pursuant to the Exchange Agreement dated August 3, 2009), plus accrued interest of approximately $235,000.  The junior subordinated notes are guaranteed on a subordinated basis by the Company.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1
Third Limited Waiver Letter, dated as of January 25, 2010, by and among Greenwood Financial, Inc. and certain affiliates, Orleans Homebuilders, Inc., Wachovia Bank, National Association and various other lenders party thereto (filed herewith).

99.1	Press release of Orleans Homebuilders, Inc. dated February 1, 2010 (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2010

Orleans Homebuilders, Inc.

By: Garry P. Herdler
Name: Garry P. Herdler
Title: Executive Vice President,
Chief Financial Officer and
Principal Financial Officer

EXHIBIT INDEX

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1
Third Limited Waiver Letter, dated as of January 25, 2009, by and among Greenwood Financial, Inc. and certain affiliates, Orleans Homebuilders, Inc., Wachovia Bank, National Association and various other lenders party thereto (filed herewith).

99.1	Press release of Orleans Homebuilders, Inc. dated February 1, 2010 (furnished herewith).